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Exhibit 10.11

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is made and entered into this 13th day of December, 2002 by and among New View Diagnostics, L.L.C., an Indiana limited liability company ("Seller"), and Vision Diagnostics, Inc., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is in the business of operating a diagnostic imaging center located in Carol Stream, Illinois and activities incidental thereto (the "Business"); and

         WHEREAS, Purchaser wishes to acquire, and Seller wishes to sell, transfer, assign and convey to Purchaser certain of Seller's assets relating to the Business, solely upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Agreement, Seller and Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS. At "Closing" (hereinafter defined), Seller agrees to sell, convey, grant, assign and deliver to Purchaser and Purchaser agrees to acquire, purchase and accept from Seller, free and clear of all security interests, liens and encumbrances (collectively "Liens"), except for liens in favor of MarCap Corporation, a Delaware corporation ("Lender"), the assets set forth below (collectively, the "Acquired Assets"):

         a. all machinery, equipment, furniture, fixtures, office equipment, maintenance and security deposits, tools and all other items of personal property owned by Seller and used in the Business (collectively "Personal Property");

         b. all inventories of maintenance, office and laboratory supplies owned by Seller and used in the operation of the Business (collectively "Supplies");

         c. all of Seller's transferable federal, state and municipal licenses and permits relating to or necessary or useful in the operation of the Business (collectively "Permits");

         d. all of Seller's customer and prospective customer lists (excluding Patient Records (as hereinafter defined)), accounting records, sales and business records, drawings, product specifications, correspondence, engineering, maintenance, operating and production records, and all other documents maintained by Seller and relating to the Business (collectively "Records"), other than those listed in Section 2;

         e. those contracts, agreements and licenses, including, without limitation, supply agreements, purchase orders, customer agreements and maintenance agreements, relating to the Business to which Seller or any affiliate thereof is a party (collectively "Contracts");

         f. all accounts receivables and trade receivables (other than intercompany receivables) which arose in the ordinary course of business (collectively, "Receivables");

         g. the personal property leases of Seller relating to the Business (collectively "Leases"); and

         h. all telephone and facsimile numbers used in the Business and all security deposits related to the Leases assumed by Purchaser hereunder (collectively "Miscellaneous Property").

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2.       EXCLUDED ASSETS. Seller is not selling, transferring or assigning to
         Purchaser, and Purchaser is not purchasing, acquiring or assuming from Seller, the following assets of Seller, which assets shall remain the property of Seller and shall be excluded from the definition of Acquired Assets as described and defined in this Agreement (collectively, "Excluded Assets"):

         a. articles of organization, operating agreement, minute books, income tax returns, checkbooks and canceled checks and similar company records;

         b.       Patient Records and lists of patients;

         c.       Medicare numbers; and

         d.       non-transferable business licenses.

3. AGREEMENT TO ASSUME; PRORATIONS. At the Closing, Purchaser shall assume and agree to discharge and perform the obligations and liabilities of Seller (i) under the terms of any Contract, Lease or Permit which is assigned to Purchaser pursuant to this Agreement and (ii) trade payables up to a maximum of $30,000. Payroll, rent, radiology fees, and any other prepaid items will be prorated at Closing (collectively, the "Assumed Liabilities").

4. PURCHASE PRICE, METHOD OF PAYMENT. Purchaser agrees to pay to Seller (or its assigns) and Seller agrees to accept from Purchaser, in full payment for the Acquired Assets, the aggregate sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000) (the "Purchase Price"), pursuant to a promissory note secured by the Acquired Assets issued and delivered to Lender by Purchaser at the Closing, in substantially in the form of Exhibit A attached hereto (the "Note").

5. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

         a. EXISTENCE AND GOOD STANDING. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana.

         b. AUTHORITY OF SELLER; CONSENTS. The execution, delivery and consummation of this Agreement and the transactions contemplated hereby by Seller have been duly authorized by Seller in accordance with all applicable laws. No further action will be necessary on the part of Seller to make this Agreement valid and binding upon Seller and enforceable against Seller in accordance with its terms. No approval or consent of any person, firm or governmental agency, division or office is required to be obtained by Seller for the authorization of this Agreement or the consummation of the transactions contemplated by this Agreement.

         c. NO CONFLICTS. The execution and delivery of this Agreement, the consummation of this transaction and/or the fulfillment of the terms and provisions of this Agreement will not constitute a default under or conflict with any judgment, decree or order or award of any court or other governmental body, or any agreement or understanding to which Seller is a party or to which any of the Acquired Assets are subject.

         d. TITLE TO ACQUIRED ASSETS. Seller has, and will have as of the Closing Date, good and marketable title to all of the Acquired Assets being transferred to Purchaser hereunder. Title to the Acquired Assets will be transferred to Purchaser free and clear of all Liens, except for the Liens of Lender which secure payment of the Purchase Price under the Note.

         e. DISCLAIMER OF WARRANTIES. SELLER IS SELLING, AND PURCHASER IS PURCHASING, THE ACQUIRED ASSETS "AS IS", "WHERE IS" AND "WITH ALL FAULTS". SELLER HEREBY SPECIFICALLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE AS THOSE TERMS ARE DEFINED IN THE UNIFORM COMMERCIAL CODE.

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6.       REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

         a. AUTHORITY OF PURCHASER; CONSENTS. No approval or consent of any person, firm or governmental agency, division or office is required to be obtained by Purchaser for the authorization of this Agreement or the consummation of the transactions contemplated by this Agreement.

         b. NO CONFLICTS. The execution and delivery of this Agreement, the consummation of this transaction and/or the fulfillment of the terms and provisions of this Agreement will not constitute a default under or conflict with any judgment, decree or order or award of any court or other governmental body, or any agreement or understanding to which Purchaser is a party.

         c. LITIGATION. There is no action, suit or proceeding pending or, to Purchaser's knowledge threatened, before any court or governmental authority which would give Purchaser or any other party the right to rescind or enjoin this transaction.

7.       COVENANTS OF THE PARTIES.

         a. COLLECTION OF ACCOUNTS. Seller will, in the ordinary course of its business, collect and deposit in a separate account, on Purchaser's behalf, the Receivables remitted by such account debtors in existence as of the Closing Date. The sums collected by Seller on behalf of Purchaser shall be remitted no later than fifteen (15) days after the end of each month for a period not to exceed three (3) months from and after the Closing Date. The foregoing notwithstanding, Seller shall be under no obligation to take any other measure or make any effort outside the ordinary course of business to collect the Receivables, including, without limitation, issuing written demands for payment, commencing litigation, arbitration or any similar procedure(s) to collect payment of the Receivables.

         b. MAINTENANCE OF PATIENT RECORDS. Purchaser shall maintain, on Seller's behalf, patient records, charts, data and other medical records of or pertaining to Seller's patients (collectively, the "Patient Records"), for a ten (10) year period after the Closing Date, with respect to all patients treated at Seller's facility on or prior to the Closing Date. The foregoing notwithstanding, Purchaser shall maintain any and all patient mammography records indefinitely. Purchaser shall provide Seller, or its representatives, with access to such Patient Records, for reasonable business purposes at all reasonable times during normal business hours. As used in this
                  Section 7(c), the right of inspection includes the right to make extracts or copies.

         c. SELLER'S EMPLOYEES AND BENEFITS. Seller will terminate all of the employees of the Business effective as of the Closing Date. Purchaser will offer initial employment to those of the employees of the Business it may, in its sole discretion, wish to employ. Under no circumstances is Purchaser obligated to employ such employees hired by Purchaser on the same or similar conditions as such employees were employed by Seller.

         d. CONSENTS. Purchaser hereby acknowledges that, to the extent required by the Contracts, Leases and Permits, Seller has not and will not obtain such third party's consent to the assignment of the Contracts, Leases and Permits, including without limitation any consents required pursuant to Medicare, the State of Illinois or the Federal government, prior to the Closing Date. To the extent it deems necessary, Purchaser shall use its commercially reasonable best efforts to obtain such third party's consent to the assignment of the Contracts, Leases and Permits, as the case may be, and Seller hereby agrees to cooperate with Purchaser and use commercially reasonable best efforts to assist Purchaser in obtaining such consent.

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8.       CLOSING. Subject to the satisfaction of the conditions set forth herein, the closing (the "Closing") of the transactions contemplated by, and described in, this Agreement with respect to the transfer and sale of the Acquired Assets will take place on December 13, 2002 (the "Closing Date") at 10:00 a.m. at Seller's offices, or on anther date, or at another time or location as is mutually agreed upon by Seller and Purchaser.

         a. DELIVERIES OF SELLER AT CLOSING. Seller shall deliver the following at Closing:

                  i. such bills of sale, assignments and other instruments of transfer required to effectively transfer and assign good and marketable title to all of the Acquired Assets to Purchaser in accordance with this Agreement;

                  ii. copies of resolutions duly adopted by the managers and members of Seller approving this Agreement and the transactions contemplated hereby; and

                  iv. such other documents and instruments as may be reasonably requested and satisfactory to Purchaser and its counsel in connection with the Seller's satisfaction of each of its obligations hereunder.

         b. DELIVERIES OF PURCHASER AT CLOSING. Purchaser shall deliver or cause to be delivered the following at Closing:

                  i.       the Note, in accordance with Section 3 hereof;

                  ii. that certain Guaranty, dated as of the Closing Date, executed by Miracor Diagnostics, Inc., a Utah corporation ("Guarantor"), in substantially the form of Exhibit B attached hereto;

                  iii. an executed copy of the lease for the real property located at 640 E. St. Charles Road, Suite 106, Carol Stream, Illinois 60188 (the "Leased Premises") by Purchaser and landlord;

                  iv. copies of resolutions duly adopted by the directors and shareholders of Purchaser and Guarantor, approving execution and delivery of this Agreement, the Note and the Guaranty, as the case may be, and the transactions contemplated hereby and thereby;

                  v. evidence of insurance on the Collateral (as defined in the Note) in form, substance and amounts and with such insurance companies reasonably acceptable to Lender, and any insurance policies issued in connection with the above shall contain endorsements which name Lender as additional insured and lender loss payee, as its interest may appear, with respect to all of the Collateral; and

                  vi. such other documents and instruments as may be reasonably requested and satisfactory to Seller and its counsel in connection with Purchaser's satisfaction of his obligations hereunder.

9.       INDEMNIFICATION; CLAIM PROCEDURES; LIMITATION.

         a. INDEMNIFICATION BY SELLER. Seller agrees to defend, indemnify and hold Purchaser and its managers, members, employees, agents (including its accountants and attorneys), legal representatives, successors and assigns, harmless of, from and against any loss, claim, damage, liability, penalty or other cost or expense (including reasonable attorneys' fees and costs) incurred or sustained by any of them, at any time, on account of or relating to (i) any material misrepresentation by Seller hereunder, or the breach by Seller of any term, warranty, covenant, or agreement contained in this Agreement or other document delivered pursuant hereto, and (ii) any amount by which the aggregate principal amount of the Assumed Liabilities (excluding the Leased Premises) exceeds $30,000.

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         b.       INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to
                  defend, indemnify and hold Seller and Seller's managers, members, officers, directors, shareholders, employees, agents (including its accountants and attorneys), legal representatives, affiliated entities, successors and assigns, harmless of, from and against any loss, claim, damage, liability, penalty or other cost or expense (including reasonable attorneys' fees and costs) incurred or sustained by any of them, at any time, on account of or relating to any material misrepresentation by Purchaser hereunder, or the breach by Purchaser of any term, warranty, covenant, or agreement contained in this Agreement or other document delivered pursuant hereto;

         c. CLAIM PROCEDURE. If any claim is asserted after the Closing Date by a party claiming a right of indemnification pursuant to Section 9 (an "Indemnified Party") against a party obligated to provide indemnification under the provisions of this Section 9 (the "Indemnitor"), an Indemnified Party shall promptly notify the Indemnitor in writing of such claim and the Indemnitor shall thereafter undertake the defense of such claim, with counsel acceptable to the Indemnified Party, which will not be unreasonably withheld. If the Indemnitor does not promptly undertake the defense of any claim hereunder, then an Indemnified Party may undertake the defense of such claim itself, with counsel of its or his own choosing, and the Indemnitor shall reimburse the Indemnified Party for all costs and expenses, including court costs and reasonable attorneys fees, incurred by such Indemnified Party in defending and resolving such claim, which shall be reimbursed from time to time upon the Indemnified Party giving the Indemnitor an invoice for the same. Both parties agree to provide the other party such assistance as the other party may reasonably request in order to defend, settle or compromise any claim hereunder, and neither party shall settle or compromise any claim under this Section without the consent of the other party, which consent shall not be unreasonably withheld.

         d. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and obligations contained herein shall survive the execution, delivery and Closing hereof and shall remain in full force and effect for a period of one (1) year after the Closing Date.

10.      MISCELLANEOUS.

         a. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, their respective heirs, personal representatives, successors and assigns.

         b. ASSIGNABILITY. This Agreement shall not be assigned by Purchaser without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller may assign this Agreement upon notice to Purchaser to any party that controls, is controlled by or is under common control with Seller.

         c. NOTICES. All notices and communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed effectively given in all respects: (i) when received, if manually delivered; (ii) when delivered on the date indicated on a return receipt, if posted by either registered or certified U.S. Mail, return receipt requested, or by a next day delivery service which maintains records of the time, place and recipient of delivery; or (iii) upon delivery as reflected in the confirmation if sent by confirmed facsimile transmission, and in each case if directed to the party at the address and/or facsimile transmission number set forth below, or to such other address or facsimile transmission designated by any party in accordance with this
                  Section 9.

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                  If to Seller to:                 If to Purchaser to:

                  --------------------------------------------------------------
                  New View Diagnostics, L.L.C.     Vision Diagnostics, Inc.
                  c/o MarCap Corporation           c/o Miracor Diagnostics, Inc.
                  20 North Wacker Drive            9191 Towne Centre Drive
                     Suite 2150                        Suite 400
                  Chicago, IL 60606                San Diego, CA  92122
                  Fax No. (312) 425-2442           Fax No. (858) 455-7295
                  No. ___________________          ______________________
                  Attn: General Manager            Attn: Robert Muehlberg
                  --------------------------------------------------------------

                  With a copy to (which copy alone shall not constitute notice under this Agreement):

                  Robert W. Webb, Esq.
                  Vice President and General Counsel
                  The Marmon Group, Inc.
                  225 W. Washington Street
                  Chicago, Illinois 60606
                  Fax No. (312) 845-8769

         d. AMENDMENTS. No modifications or amendments of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of both Seller and Purchaser.

         e. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without regard to the conflicts of laws rules thereof.

         f. COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         g. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior and contemporaneous oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

         h. WAIVERS AND CONSENTS. The terms and provisions of this Agreement and any right or remedy of any party hereunder may be waived or consent for the departure therefrom granted only by written document executed by the party entitled to the benefits of such terms or provisions of this Agreement. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         i. HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

         j. EXPENSES. Each of the parties hereto shall pay its or his own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

         k. RECITALS. The recitals set forth at the beginning of this Agreement are an integral part of the terms of this Agreement and are hereby incorporated into the body of this Agreement by this reference thereto.

         l. SCHEDULES AND EXHIBITS. The Schedules and Exhibits referenced herein are attached hereto, made apart hereof, and incorporated herein by this reference.

         m. PLURALITY. Whenever required by the context, the singular will include the Plural and vice versa.

         n. ATTORNEYS' FEES. If either party shall bring any action against the other under this Agreement, the prevailing party in such action shall be entitled to reimbursement of all court costs and reasonable attorneys' fees incurred by such party in enforcing its rights hereunder.




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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

SELLER:                                      PURCHASER:

NEW VIEW DIAGNOSTICS, L.L.C.                 VISION DIAGNOSTICS, INC.

   By:  MEDCAP CORPORATION
   Its:  Sole Member


By: /s/                                      By: /s/
    ------------------------------               ------------------------------
Title:                                       Title:



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                             EXHIBITS AND SCHEDULES


Exhibit A:        The Note
Exhibit B:        The Guaranty